Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Bats Global Markets, Inc. (the “Company”) for the period ended March 31, 2016 (the “Report”), Chris Concannon, President and Chief Executive Officer of the Company, and Brian N. Schell, Executive Vice President, Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2016

/s/	Chris Concannon
/s/ Chris Concannon Name: Chris Concannon Title: President and Chief Executive Officer
/s/ Brian N. Schell Name: Brian N. Schell Title: Executive Vice President, Chief Financial Officer and Treasurer

This certification is being furnished to accompany the Report pursuant to 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.